UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 16, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2007, Emvelco Corp. (the “Company”) delivered that certain Notice of Exercise of Options (“Notice”) to Emvelco RE Corp., a Nevada corporation (“ERC”), The International Holdings Group Ltd., a Marshall Islands corporation, Verge Living Corporation, a Nevada corporation (“Verge”) and Darren C. Dunckel, individual, President of ERC and/or representative of the foregoing parties.

The closing of the acquisitions set forth in the Notice is contingent upon the closing of that certain Agreement, dated as of June 5, 2007, by and between the Company, the Company’s chief executive officer Yossi Attia, and Darren C. Dunckel (collectively, the “Investors”), on the one hand, and a third party, Upswing, Ltd., on the other hand (the “Upswing Agreement”). Pursuant to the Upswing Agreement, the Investors intend to invest in an entity listed on the Tel Aviv Stock Exchange (the “Investment Target”). In addition, the Investors intend to transfer rights and control of various real estate projects to the Investment Target.

Pursuant to the Notice, the Company, subject to performance under the Upswing Agreement, intends to exercise its option (the “Verge Option”) to purchase a multi-use condominium and commercial property in Las Vegas, Nevada, via the purchase and acquisition of all outstanding shares of common stock of Verge. The Company initially acquired the Verge Option pursuant to that certain Investment Agreement, dated as of June 19, 2006 (the “Investment Agreement”), between AO Bonanza Las Vegas, Inc. (currently known as Verge Living Corporation) and the Company. The Verge Option is exercisable in the amount of $15,000,000, payable by combination of the outstanding loan amount owing to the Company under the Investment Agreement, up to $10,000,000, and Company common stock valued at $5,000,000. The terms of the Verge Option exercise are different than the original terms set forth in the Investment Agreement.

Pursuant to the Notice, the Company, subject to performance under the Upswing Agreement, further intends to exercise its option (the “Sitnica Option”) to purchase ERC’s derivative rights and interest in Sitnica d.o.o. through ERC’s holdings (one-third (1/3) interest) in AP Holdings Limited (“AP Holdings”), a company organized under the Companies (Jersey) Law 1991, which equates to a one-third interest in Sitnica d.o.o. (excluding ERC’s interest in AP Holdings). The Sitnica Option is exercisable in the amount of $4,000,000, payable by reducing the outstanding loan amount owing to the Company under the Investment Agreement by $3,550,000 and reducing the Company’s deposit with Shalom Atia, Trustee of AP Holdings, by $450,000.

The Board of Directors of the Company has approved the Notice and ratified the transactions thereunder pursuant to a Consent of the Board of Directors dated July 16, 2007; except that Yossi Attia abstained with respect to the vote and ratification of the Sitnica Option as his brother is an equity owner in AP Holdings.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Notice of Exercise of Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:  July 20, 2007
Beverly Hills, California